News Release Berry Petroleum Company Phone (661) 616-3900 5201 Truxtun Avenue, Suite 300 E-mail: ir@bry.com Bakersfield, California 93309-0640 Internet: www.bry.com
Contacts: Robert F. Heinemann, President and CEO - - Ralph J. Goehring, Executive Vice President and CFO

BERRY PETROLEUM RANKED 59 OF 100 FASTEST-GROWING
COMPANIES BY FORTUNE MAGAZINE

Bakersfield, CA - September 18, 2006  - Berry Petroleum Company (NYSE:BRY), an independent oil and gas producer headquartered in Bakersfield, California, was recognized for the second consecutive year in Fortune magazine’s list of “100 Fastest-Growing Companies” in the September 18 issue of the business magazine. In the special report on the 100 fastest-growing companies as calculated by Fortune, Berry ranked 59, based on various three-year measures.

Robert F. Heinemann, president and chief executive officer, said, “Our second appearance on this list in two years highlights the underlying growth strategy that Berry has been pursuing since 2003. Our move to 59 on the list from 97 last year indicates that our growth plan is working well. For this ranking by Fortune, Berry’s three-year annual compounded results show earnings growth of 65%, revenue growth of 45%, and a total return of 57%. We expect to achieve our fourth consecutive year of double-digit oil and gas production growth in 2006.”

About Berry Petroleum Company
Berry Petroleum Company is a publicly traded independent oil and gas production and exploitation company with its headquarters in Bakersfield, California and a regional office in Denver, Colorado.

Safe harbor under the "Private Securities Litigation Reform Act of 1995"
Any statements in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties. Words such as “expect,” and forms of those words and others indicate forward-looking statements. Important factors which could affect actual results are discussed in PART 1, Item 1A. Risk Factors of Berry’s 2005 Form 10-K filed with the Securities and Exchange Commission, under the heading “Other Factors Affecting the Company's Business and Financial Results” in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as updated in PART II, Item 1A. Risk Factors of Berry’s June 30, 2006 Form 10-Q filed on August 9, 2006.

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